Exhibit 10.30
AMENDMENT
TO
DANAHER CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM
This is an Amendment to the Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, which was amended and restated as of January 1, 2008 (the "Plan"). Under Section 7.1 of the Plan, Danaher Corporation (the "Plan Sponsor") has reserved unto itself the right to amend the Plan. Accordingly, pursuant to Section 7.1, the Plan Sponsor hereby amends the Plan in the following particulars, to be effective as of January 1, 2013:

1.
Except as otherwise provided herein, the purpose of this Amendment is to provide for “class year accounting” under the Plan effective for Bonus Deferral Amounts, Salary Deferral Amounts, Performance Shares, Rollover Amounts, and Benefit Amounts attributable to Plan Years commencing on or after January 1, 2013. In the event that the provisions of this Amendment conflict with, or are contrary to, any other provision of the Plan, the provisions of this Amendment shall control.

2.
Amend Article I of the Plan by adding the following new Section 1.7A immediately following Section 1.7:

"1.7A    Class Year. Each period commencing on January 1st and ending on December 31st shall be considered a separate "Class Year;" the first Class Year commencing on January 1, 2013 and ending on December 31, 2013 shall be referred to as the "Class Year 2013;" the second Class Year commencing on January 1, 2014 and ending on December 31, 2014 shall be referred to as the "Class Year 2014;" and continuing thereafter each January 1st."

3.
Amend Sections 1.4, 1.13, 1.15, 1.49, and 1.53 of the Plan by adding the following sentence at the end of each such Section:

"Amounts credited to this account on a Participant's behalf on and after January 1, 2013 with respect to Plan Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4."

4.
Amend Section 1.19 of the Plan by adding the following sentence at the end of each such Section:

“Notwithstanding any provision of the Plan to the contrary and pursuant to Section 9.4, notional amounts described in this Section shall be recorded by Class Year under each of a Participant’s Deferral Account, Benefit Account, Rollover Account, and Distribution Account with respect to amounts credited to such Accounts for Plan Years beginning on or after January 1, 2013."

5.
Amend Section 1.20 of the Plan by adding the following sentence at the end of each such Section:

“Notwithstanding any provision of the Plan to the contrary and pursuant to Section 9.4, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant's Deferral Account, Benefit Account, Rollover Account and Distribution Account shall be administered on the basis of Class Year with respect to amounts credited to such Accounts for Plan Years beginning on or after January 1, 2013."

6.
Amend Section 1.59 of the Plan by adding the following sentence at the end of such Section:

"A Participant's Section 409A Amounts attributable to Plan Years commencing on or after January 1, 2013 shall be determined on the basis of Class Year, and with respect to each Class Year, the aggregate of his or her Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be deemed a separate Section 409A Amount for purposes of this Plan."

7.
Amend Section 3.3(a)(i) of the Plan by adding the following sentence at the end of such Section:

"Effective for Plan Years beginning on or after January 1, 2013, any election by a Participant to defer of a whole percentage of his or her Bonus for a Plan Year shall not exceed eighty-five percent (85%) of such Bonus for the Plan Year."

8.

Amend Section 3.3(a)(ii) of the Plan by adding the following sentence at the end of such Section:
"Effective for Plan Years beginning on or after January 1, 2013, with respect to a Participant’s Salary for a Payroll Period during a Plan Year, a Participant may only elect to have deferred as a Salary Deferral Amount a whole percentage not to exceed eighty-five percent (85%) of such Salary for a Payroll Period; elections of fixed dollar amounts shall no longer permitted for Plan Years beginning on or after January 1, 2013."

9.
Amend Section 9.2(d) of the Plan by deleting such Section in its entirety and substituting in lieu thereof the following:

"(d)    Timing of Payment. Notwithstanding Article IV of the Plan and specifically Sections 4.2(c) and (e) of the Plan, the Distribution Date for a Section 409A Amount (or the first installment of a Section 409A Amount, if applicable) shall be no earlier than the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date. In accordance with procedures established by the Administrator pursuant to Article V, a Participant may elect one of the following Distribution Dates with respect to each Section 409A Amount: (i) the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date; (ii) the first day of the month following the last day of the twelve (12) month period commencing on the Participant’s Employment Termination Date; or (iii) the first day of the month following the last day of the twenty-four (24) month period commencing on the Participant’s Employment Termination Date.

If pursuant to the terms of the Plan a Section 409A Amount is to be distributed in installments, the second installment of the Section 409A Amount shall be made on January 15 of the calendar year following the date of payment of the initial installment, and each subsequent installment thereafter (if any) shall be made on each January 15 thereafter until all installment payments of a Section 409A Amount have been paid to the Participant. In the avoidance of doubt, the amount of each installment payment of a Section 409A Amount shall equal the quotient of (i) the total Section 409A Amount to be distributed, divided by (ii) the number of installment payments remaining in the applicable period of annual installments."

10.
Amend Article IX of the Plan by adding the following new Section 9.4 immediately following Section 9.3:

"9.4    Class Year Accounting. Section 409A Amounts credited on a Participant's behalf with respect to Plan Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be administered under this Plan by Class Year. For the avoidance of doubt, as stated in Section 1.59, the aggregate of a Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be deemed a separate Section 409A Amount for all purposes under this Plan, including, but not limited to, the provisions of Section 9.2.

(a) Elections. In accordance with procedures established by the Administrator pursuant to Article V and Section 9.2, a Participant shall make a separate election for each Class Year, commencing with the Class Year 2013, for which the Participant shall specify (i) the form and medium of distribution and (ii) the time for payment, and each such election for a Class Year shall apply to the aggregate of the Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for that Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan. The Plan's default form of payment and time for payment provisions under Section 4.2(b)(i)(B), Section 9.2(c), and Section 9.2(d), as applicable, shall apply to any Participant who fails to make an election for a Class Year.

(b) Subsequent Changes in Class Year Elections. The provisions of Section 9.2(e) permitting payment delays and changes in the form of distribution subject to certain conditions set forth therein shall be administered separately with respect to a Participant’s Section 409A Amount for each Class Year. An election to delay payment, or change the form of distribution, for a Section 409A Amount for one Class Year shall not affect the time for payment and form of distribution elections for the Section 409A Amount for another Class Year."

11.
All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.
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ON WITNESS WHEREOF, the Plan Sponsor has caused this Amendment to the Plan to be executed by its duly authorized officer as of the last date signed by the officer as set forth below.

PLAN SPONSOR:

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Daniel L. Comas
Date:	December 6, 2012

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